Exhibit 3.2

As adopted April 6, 2005

BY-LAWS

OF

HOUGHTON MIFFLIN COMPANY

The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the Corporation and of its Board of Directors and shareholders, or of any class of shareholders if the corporation has more than one class of shares, and all matters concerning the conduct and regulation of the business and affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

Article I — Shareholders

1. Annual Meeting. The annual meeting of shareholders shall be held each year at the place, date and time determined by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors or the President. If no date for the annual meeting is established or said meeting is not held on the established date as provided above, a special meeting in lieu thereof may be held, or there may be action by written consent of the shareholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-laws or otherwise all the force and effect of an annual meeting.

2. Special Meetings. Special meetings of shareholders maybe called by the President or by the Board of Directors. Special meetings shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least one tenth part in interest of the capital stock entitled to vote at such meeting. The call for the meeting shall state the place, date, hour and purposes of the meeting.

3. Notice of Meetings. A written notice of the place, date and time of all meetings of shareholders stating the purposes of the meeting shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-laws or by law) no fewer than seven (7) days nor more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Corporation or by electronic transmission. A written waiver of notice, executed before or after a meeting by such shareholder or his or her attorney thereunto authorized and filed with the records of the meeting shall be deemed equivalent to notice of the meeting. In addition, any shareholder who attends the meeting (a) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting or promptly upon the shareholder’s arrival waives objection to lack of notice or defective notice of the meeting, and (b) without objecting to the consideration of a particular matter when it is presented waives objection that the matter is not within the purpose or purposes described in the meeting notice.

4. Quorum. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the holders of a majority of votes entitled to be cast on a matter, present in person or represented by proxy, shall constitute a quorum for action on that matter, but if a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

5. Voting and Proxies. Shareholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Shareholders entitled to vote may vote either in person or by written proxy dated not more than eleven (11) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Secretary or other officer or agent authorized to tabulate votes at the meeting, or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by shareholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a shareholder entitled to vote in the election. Absent special circumstances, the Corporation, except in a fiduciary capacity, shall not directly or indirectly vote any share of its own stock.

7. Presiding Officer. Meetings of shareholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, the President. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the shareholders if the Chairman of the Board, the Vice Chairman of the Board and the President are unable to do so for any reason.

8. Meetings by Remote Communication. Unless otherwise provided in the Articles or these By-laws, if authorized by the Board of Directors, any meeting of shareholders may be held solely by means of remote communication.

Article II —Directors

1. Powers. The business of the Corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2. Election and Qualification. The shareholders from time to time shall fix the number of Directors (which shall be not less than three or less than the number of shareholders, if less than three) and elect the number of Directors so fixed. Directors need not be shareholders.

3. Vacancies; Reduction of Board. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors, may be filled by vote of the shareholders or, in the absence of shareholder action, by the Board of Directors. In lieu of filling any such vacancy the shareholders or the Board of Directors may reduce the number of Directors, but not to a number less than three or less than the number of shareholders, if less than three.

4. Enlargement of the Board. The Board of Directors may be enlarged by the shareholders at any meeting or by vote of a majority of the Directors then in office.

5. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, each Director shall hold office until the next annual meeting of shareholders and until each Director’s successors are chosen and qualified or until each Director’s earlier death, disqualification, resignation or removal. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

6. Removal. A Director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors, or (b) for cause by vote of a majority of the Directors then in office. A director may only be removed at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, immediately following such meeting of shareholders.

At the direction of two or more Directors, special meetings of the Board of Directors may be called by the President or Secretary designating the time, date and place thereof.

8. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the

Directors calling the meeting. Notice shall be given to each Director in person, by telephone, by writing or by facsimile, electronic mail or other form of electronic transmission, sent to such Director’s business or home address at least twenty-four (24) hours in advance of the meeting. Notice need not be given to any Director if a written or electronically transmitted waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

9. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may make a determination pursuant to the Massachusetts Business Corporation Act that indemnification or advance of expenses is permissible in a specific proceeding. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.

11. Action by Consent. Any action to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing or by means of electronic transmission and such consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

12. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee, or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

13. Presence through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, the Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

Article III —Officers

1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including, without limitation, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine. The Board of Directors may appoint from among its members a Chairman of the Board and a Vice Chairman of the Board.

2. Appointment. The President, Treasurer and Secretary shall be appointed annually by the Board of Directors at their first meeting following the annual meeting of shareholders. Other officers, if any, may be chosen by the Board of Directors at such meeting or at any other meeting.

3. Qualification. No officer need be a shareholder or Director. Any two or more offices may be held by the same person.

4. Tenure. Except as otherwise provided by the Articles of Organization or by these By-laws, each of the officers of the Corporation shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until such officer’s successor is chosen and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is appointed, shall preside, when present, at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is appointed, shall preside, when present, at all meetings of the shareholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Chief Executive Officer. The Chief Executive Officer, if one is appointed, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

9. President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If there is no Chairman of the Board or Vice Chairman of the Board, the President shall preside, when present, at all meetings of shareholders and the Board of Directors. The President shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

10. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

11. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall have such other powers and shall perform such dudes as the Board of Directors may from time to time designate.

Any Assistant Treasurer shall have such powers and perform such dudes as the Board of Directors may from time to time designate.

12. Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the shareholders and the Board of Directors (including committees of the Board) in books kept for that purpose, which books shall be kept at the principal office of the corporation or at the office of its transfer agent or at the office of the Secretary and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the Secretary from any such meeting an Assistant Secretary, or if such person is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

13. Other Powers and Duties. Subject to provisions of law, the Articles of Organization and these By-laws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Article IV —Capital Stock

1. Certificates of Stock. The Board of Directors may provide by resolution that some or all or any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, each shareholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the

Treasurer or an Assistant Treasurer. Such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock that are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall be permitted to issue fractional shares.

2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

3. Record Holders. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each shareholder to notify the Corporation of his or her post office address.

4. Record Date. The Board of Directors may fix in advance a time of not more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

If no record date is fixed by these By-laws, by the Board of Directors or by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting.

5. Replacement of Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed upon such conditions as the Board of Directors may prescribe and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6. Issuance of Capital Stock. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services, expenses or a note or debt, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. The Board of Directors may delegate some or all of its authority under this Section 6 to one or more committees of Directors.

Article V —Indemnification

The Corporation shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, by reason of the fact that such person is or was or has agreed to be a Director or officer of the Corporation or any subsidiary of the Corporation or while a Director or officer is or was serving at the request of the Corporation or any subsidiary of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-law, agreement, vote of the Board of Directors or shareholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a Director or officer of the Corporation or any subsidiary of the Corporation with respect to any acts or omissions of such Director or officer occurring prior to such repeal or modification.

Article VI —Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chief Executive Officer, if one is appointed, the President, any Vice President or the Treasurer, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or shareholders of any other Corporation or organization, any of whose securities are held by this Corporation.

5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators, Board of Directors and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Secretary or registered agent, and shall be open at all reasonable times to the inspection of any shareholder for any proper purpose, but not to secure a list of shareholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a shareholder, relative to the affairs of the Corporation.

6. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

7. Massachusetts Control Share Acquisitions Act. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions of the Corporation.

8. Amendments. The power to make, amend or repeal By-laws shall be in the shareholders, provided, however, that the Directors may make, amend or repeal the By-laws (other than the provisions of Article V or of this Section 8 of Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these By-laws requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-laws. Any amendment or repeal of these By-laws by the Directors and any By-law adopted by the Directors may be amended or repealed by the shareholders.